Exhibit 99.1

FOR IMMEDIATE RELEASE

Johnson & Johnson to Acquire Abiomed

Strengthens Johnson & Johnson’s MedTech Business with the Addition of Abiomed,

a World-Leader in Heart Recovery

Transaction to Bring Lifesaving Innovations to More Patients with Unmet Need

Expected to Enhance Johnson & Johnson’s Near- and Long-Term Sales and Earnings Growth; Accretive to Adjusted Earnings beginning in 2024

Conference Call at 8:00 a.m. ET To Discuss Details of the Transaction

New Brunswick, N.J. and DANVERS, Mass. – November 1, 2022 – Johnson & Johnson (NYSE: JNJ), the world’s largest, most diversified healthcare products company, and Abiomed (NASDAQ: ABMD), a world leader in breakthrough heart, lung and kidney support technologies, today announced that they have entered into a definitive agreement under which Johnson & Johnson will acquire through a tender offer all outstanding shares of Abiomed, for an upfront payment of $380.00 per share in cash, corresponding to an enterprise value of approximately $16.6 billion which includes cash acquired. Abiomed shareholders will also receive a non-tradeable contingent value right (CVR) entitling the holder to receive up to $35.00 per share in cash if certain commercial and clinical milestones are achieved. The transaction was unanimously approved by both companies’ boards of directors.

The transaction broadens Johnson & Johnson MedTech’s (JJMT) position as a growing cardiovascular innovator, advancing the standard of care in one of healthcare’s largest unmet need disease states: heart failure and recovery. Cardiovascular disease is the number one cause of death. All forms of cardiovascular disease lead to heart failure, which is a significant cost to health systems due to hospitalizations and extended length of stay.

Abiomed is a leading, first-to-market provider of cardiovascular medical technology with a first-in-kind portfolio for the treatment of coronary artery disease and heart failure, an extensive innovation pipeline of life-saving technologies, and an 18-year track record of profitable growth. Abiomed operates in one of the fastest growing medtech segments with significant expansion opportunities in indication, geography, and product.

“The addition of Abiomed is an important step in the execution of our strategic priorities and our vision for the new Johnson & Johnson focused on Pharmaceutical and MedTech,” said Joaquin Duato, Chief Executive Officer of Johnson & Johnson. “We have committed to enhancing our position in MedTech by entering high-growth segments. The addition of Abiomed provides a strategic platform to advance breakthrough treatments in cardiovascular disease and helps more patients around the world while driving value for our shareholders.”

“Abiomed’s skilled workforce and strong relationships with clinicians, along with its innovative cardiovascular portfolio and robust pipeline, complement our MedTech portfolio, global footprint and robust clinical expertise. Together, we have the incredible opportunity to bring lifesaving innovations to more patients around the world,” said Ashley McEvoy, Executive Vice President and Worldwide Chairman of MedTech at Johnson & Johnson. “We are committed to investing for growth and look forward to welcoming the talented team and working together to foster our shared patient-first mindset and winning culture of innovation.”

“We are pleased to have reached an agreement that reflects the remarkable value Abiomed created with our revolutionary Impella® heart pump platform and promising pipeline,” said Michael R. Minogue, Abiomed’s Chairman, President and Chief Executive Officer. “This transaction partners us with an organization that shares our patients-first mindset and creates immediate value for our patients, customers, employees and shareholders. It will enable us to leverage Johnson & Johnson’s global scale, commercial strength and clinical expertise to accelerate our mission of making heart recovery the global standard of care.”

Benefits of the Transaction

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Diversifies and expands JJMT’s portfolio with a leadership platform in heart failure and recovery: Impella® heart pumps – a breakthrough technology with exclusive FDA approvals for patients with severe coronary artery disease requiring high-risk PCI (percutaneous coronary intervention), treatment of AMI (acute myocardial infarction) cardiogenic shock, or right heart failure – will complement JJMT’s portfolio, which includes the leading Biosense Webster electrophysiology business, and further accelerate JJMT’s shift into high-growth markets.

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Benefits patients by advancing mission to make heart recovery the global standard of care: Johnson & Johnson’s footprint, leading capabilities in physician education, commercial excellence, and robust clinical expertise will complement Abiomed’s capabilities, accelerating access and adoption of these lifesaving technologies to more patients around the world.

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Expands market opportunity through a robust pipeline of technologies and clinical studies: This combination broadens Johnson & Johnson’s position as a cardiovascular innovator by adding a world-leading portfolio in heart recovery – with innovative R&D programs, exclusive FDA approvals, and multiple randomized controlled trials underway with the aim of achieving Class I clinical guidelines for Impella® – to expand access to patient populations.

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Accelerates near- and long-term sales and earnings growth: The proposed transaction will accelerate pro forma MedTech and Johnson & Johnson enterprise revenue growth. Johnson & Johnson expects the transaction to be slightly dilutive to neutral to adjusted earnings per share in the first year, considering the impact of financing, and then accretive by approximately $0.05 in 2024, and increasingly accretive thereafter.

Transaction Financing and Path to Completion

Under the terms of the agreement, a wholly owned subsidiary of Johnson & Johnson (Merger Sub) will commence a tender offer for all outstanding shares of Abiomed, whereby Abiomed stockholders will be offered an upfront payment of $380.00 per share in cash, along with one non-tradeable CVR that entitles them to up to an additional $35.00 per share in cash if certain clinical and commercial milestones are achieved.

The milestones consist of:

•

$17.50 per share, payable if net sales for Abiomed products exceeds $3.7 billion during Johnson & Johnson’s fiscal second quarter of 2027 through fiscal first quarter of 2028, or if this threshold is not met during this period and is subsequently met during any rolling four quarter period up to the end of Johnson & Johnson’s fiscal first quarter of 2029, $8.75 per share;

•	$7.50 per share payable upon FDA premarket application approval of the use of Impella® products in STEMI patients without cardiogenic shock by January 1, 2028; and

•

$10.00 per share payable upon the first publication of a Class I recommendation for the use of Impella® products in high risk PCI or STEMI with or without cardiogenic shock within four years from their respective clinical endpoint publication dates, but in all cases no later than December 31, 2029.

Johnson & Johnson expects to fund the transaction through a combination of cash on hand and short-term financing. Johnson & Johnson expects to maintain a strong balance sheet and to continue to support its stated capital allocation priorities of R&D investment, competitive dividends, value-creating acquisitions and strategic share repurchases.

Following the completion of the transaction, Abiomed will operate as a standalone business within Johnson & Johnson MedTech, becoming one of 12 JJMT priority platforms as defined by annual sales of at least $1 billion each. Michael R. Minogue, Abiomed’s Chairman, President and Chief Executive Officer has an established succession plan to sustain a strong future and will assist in the transition. Andrew Greenfield, who has 17 years with Abiomed, most recently serving as Chief Commercial Officer has been appointed President of Abiomed. Michael Bodner will lead the integration under Ashley McEvoy’s leadership. Michael is a seasoned Interventional Cardiovascular executive with 15+ years in the industry with Johnson & Johnson and Abbott Vascular, most recently serving as Worldwide President of Johnson & Johnson’s global leading Biosense Webster Electrophysiology business.

The transaction is expected to be completed prior to the end of the first quarter of 2023 and is conditioned on the tender of a majority of the outstanding shares of Abiomed’s common stock, as well as the receipt of applicable regulatory approvals and other customary closing conditions. Assuming the closing of the tender offer, Johnson & Johnson will acquire any shares of Abiomed not tendered into the tender offer through a merger of Merger Sub with and into Abiomed for the same per share consideration as will be payable in the tender offer. The merger will be effected as soon as practicable after the closing of the tender offer.

Advisors

J.P. Morgan Securities LLC is serving as financial advisor to Johnson & Johnson and Cravath, Swaine & Moore LLP is serving as legal advisor.

Goldman Sachs & Co. LLC is serving as financial advisor to Abiomed and Sullivan & Cromwell LLP is serving as legal advisor.

Investor Conference Call

Johnson & Johnson and Abiomed will conduct a conference call with investors to discuss the transaction today, November 1, 2022 at 8:00 a.m. ET.

Participant Dial-In: 877-869-3847 / +1 201-689-8261

Webcast: https://event.webcasts.com/starthere.jsp?ei=1580418&tp_key=06d99df38d

A simultaneous webcast of the call for investors and other interested parties may be accessed by utilizing the link provided above. A replay will be available approximately two hours after the live webcast by visiting www.investor.jnj.com or www.investors.Abiomed.com.

In light of the joint conference call today, Abiomed has cancelled its conference call to discuss its financial results for the second quarter of fiscal year 2023, previously scheduled for 8:00 a.m. ET today.

About Johnson & Johnson

At Johnson & Johnson, we believe good health is the foundation of vibrant lives, thriving communities and forward progress. That’s why for more than 135 years, we have aimed to keep people well at every age and every stage of life. Today, as the world’s largest and most broadly-based health care company, we are committed to using our reach and size for good. We strive to improve access and affordability, create healthier communities, and put a healthy mind, body and environment within reach of everyone, everywhere. We are blending our heart, science and ingenuity to profoundly change the trajectory of health for humanity.

About Abiomed

Based in Danvers, Massachusetts, USA, Abiomed, Inc., is a leading provider of medical technology that provides circulatory support and oxygenation. Our products are designed to enable the heart to rest by improving blood flow and/or performing the pumping of the heart. For additional information, please visit: www.abiomed.com. Abiomed, Impella, Impella 2.5, Impella 5.0, Impella LD, Impella CP, Impella RP, Impella 5.5, Impella Connect, and SmartAssist are registered trademarks of Abiomed, Inc., and are registered in the U.S. and certain foreign countries. Impella ECP, Impella BTR, STEMI DTU, Automated Impella Controller, Abiomed Breethe OXY-1 System and preCARDIA are pending trademarks of Abiomed, Inc.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding the potential acquisition of ABIOMED. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of ABIOMED or Johnson & Johnson. Risks and uncertainties include, but are not limited to: the risk that the closing conditions for the acquisition will not be satisfied, including the risk that clearance under the Hart-Scott-Rodino Antitrust Improvements Act or other applicable antitrust laws will not be obtained; uncertainty as to the percentage of ABIOMED stockholders that will support the proposed transaction and tender their outstanding shares of common stock of ABIOMED in the Offer; the possibility that the transaction will not be completed in the expected timeframe or at all; potential adverse effects to the businesses of Johnson & Johnson or ABIOMED during the pendency of the transaction, such as employee departures or distraction of management from business operations; the risk of stockholder litigation relating to the transaction, including resulting expense or delay; the potential that the expected benefits and opportunities of the acquisition, if completed, may not be realized or may take longer to realize than expected; challenges inherent in product research and development, including uncertainty of clinical success and obtaining regulatory approvals; uncertainty of commercial success for new products; manufacturing difficulties and delays; product efficacy or safety concerns resulting in product recalls or regulatory action; economic conditions, including currency exchange and interest rate fluctuations; the risks associated with global operations; competition, including technological advances, new products and patents attained by competitors; challenges to patents; changes to applicable laws and regulations, including tax laws and global health care reforms; adverse litigation or government action; changes in behavior and spending patterns or financial distress of purchasers of health care services and products; and trends toward health care cost containment. In addition, if and when the transaction is consummated, there will be risks and uncertainties related to the ability of the Johnson & Johnson family of companies to successfully integrate the products and employees/operations and clinical work of ABIOMED, as well as the ability to ensure continued performance or market growth of ABIOMED’s products. A further list and descriptions of these risks, uncertainties and other factors can be found in Johnson & Johnson’s Annual Report on Form 10-K for the fiscal year ended January 2, 2022, including in the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and in Johnson & Johnson’s subsequent Quarterly Reports on Form 10-Q, ABIOMED’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022, including sections captioned “Special Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and in ABIOMED’s subsequent Quarterly Reports on Form 10-Q, and other filings by Johnson & Johnson and ABIOMED with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov, or, in the case of Johnson & Johnson, at www.jnj.com or on request from Johnson & Johnson, or, in the case of ABIOMED, at www.abiomed.com or on request from ABIOMED. Neither Johnson & Johnson nor ABIOMED undertakes to update any forward-looking statement as a result of new information or future events or developments, except as required by law.

Additional Information

The tender offer described in this communication has not yet commenced, and this communication is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the tender offer is commenced, Johnson & Johnson will cause Merger Sub to file a tender offer statement on Schedule TO with the U.S. Securities and Exchange Commission (“SEC”). Investors and ABIOMED security holders are strongly advised to read the tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) that will be filed by Johnson & Johnson with the SEC and the related solicitation/recommendation statement on Schedule 14D-9 that will be filed by

ABIOMED with the SEC, when they become available, because they will contain important information. These documents will be available at no charge on the SEC’s website at www.sec.gov. In addition, a copy of the offer to purchase, letter of transmittal and certain other related tender offer documents (once they become available) may be obtained free of charge by directing a request to Johnson & Johnson, Office of the Corporate Secretary, One Johnson & Johnson Plaza, New Brunswick, NJ 08933, Attn: Corporate Secretary’s Office. A copy of the solicitation/recommendation statement on Schedule 14D-9 (once it becomes available) also may be obtained free of charge from ABIOMED under the “Investors” section of ABIOMED’ website at https://investors.abiomed.com.

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Contact Information

Johnson & Johnson:

Press Contacts

Jake Sargent

jsargen3@its.jnj.com

Rachel Hooper

rhooper@its.jnj.com

Investor Contacts

Jessica Moore

jmoore29@its.jnj.com

Sarah Wood

swood15@its.jnj.com

Abiomed:

Jenny Leary

jleary@abiomed.com